AMENDMENT NO.1 TO THE AMENDED AND RESTATED WHOLESALE FINANCING PLAN

This Amendment No. 1 to the Amended and Restated Wholesale Financing Plan (the “Amendment”) is entered into effective as of April 1, 2015 by and between Titan Machinery, Inc., (“Debtor”) and Agricredit Acceptance LLC (“Secured Party”) (each a “Party” and collectively the “Parties”).

The Parties entered into the Amended and Restated Wholesale Financing Plan dated October 31, 2013 (the “Agreement”) and now desire to amend the Agreement to add a provision to address and implement an underutilized line fee, all as set forth below.

NOW THEREFORE, INTENDING TO BE LEGALLY BOUND, and in consideration of the mutual covenants and agreements contained herein, the Parties agree as follows:

1.
Integration. Except as amended herein, the terms and conditions of the Agreement shall remain unchanged and in full force and effect. In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall prevail. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Agreement.

2.	Amendment. The Agreement shall be amended as follows:

2.1 The Total Amount of Uncommitted Credit Facility at Approval, as indicated on the first page of the Agreement, shall be deleted and replaced with $200,000,000.00. Debtor waives receipt of written notice from Secured Party regarding the foregoing.

2.2 The following shall be added as a new Section 10 to the Agreement:

“10.
ANNUAL RENEWAL FEE. In addition to Debtor’s obligations, representations and warranties hereunder, Debtor shall pay to Secured Party an Annual Renewal Fee equal to one hundred dollars ($100.00) for every one million dollars ($1,000,000.00) of the Total Amount of Uncommitted Credit Facility less the amount of all vendor program lines by which Secured Party or De Lage Landen Financial Services, Inc. finances Debtor’s acquisition of inventory under the terms of program agreements between such vendors and Lender or De Lage Landen Financial Services, Inc. Secured Party will invoice by July 31st of each year. The annual renewal fee shall be due and payable to Secured Party no later than August 31st of that year.”

3.
Miscellaneous. This Amendment may be executed in counterparts, including facsimile counterparts, each of which will constitute an original, but which collectively will form one and the same instrument. This Amendment constitutes the final agreement between the Parties and is the exclusive expression of the Parties’ agreement on the matters contained herein. All earlier and contemporaneous negotiations and agreements between the Parties on the matters contained herein are expressly merged into and superseded by this Amendment. Any modification or additions to the terms of this Amendment must be in a written agreement identified as an amendment and executed by both Parties.

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date set forth on the first page of this Amendment.
Titan Machinery, Inc.,		Agricredit Acceptance LLC, At: 8001 Birchwood Court, Johnston, IA 50131
Debtor
/s/ Ted O. Christianson, Treasurer		/s/ Todd R. Cate
Authorized Signature		Authorized Signature
Ted O. Christianson	3/30/15	Todd R. Cate VP Operations 4/13/15
Print Name & Title	Date	Print Name & Title	Date